UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 15, 2006

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 15, 2006 Minrad International, Inc. amended its inhalation anesthetics distribution agreement with RxElite Holdings, Inc.

The significant changes are:

•

RxElite has agreed to expand its sales management and to hire additional sales representatives in order to cover the U.S. market, in preparation for pending FDA regulatory approval of MINRAD’s generic sevoflurane.

•

In return for a waiver of its 2006 and 2007 annual isoflurane and enflurane commitments, RxElite has agreed to a price increase for sevoflurane and to an increase in its annual guaranteed purchase commitments for sevoflurane.

ITEM 7.01 REGULATION FD DISCLOSURE

On June 16, 2006 Minrad International issued a press release regarding the amendment of its distribution agreement with RxElite, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)

June 20, 2006	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO